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     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                      DURWOOD, INC.
        Incorporated Under the Laws of the State of Delaware
        50,000,000 Common Shares Authorized, $.001 Par Value


THIS CERTIFIES THAT  [Name of Shareholder]

IS THE RECORD HOLDER OF  [Number of Shares]


transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this_______day of________________A.D.______



                                          /s/Darren Heiselt
                                               President

                 [Graphic of Corporate Seal]

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